EXHIBIT 10.1
Employment letter dated October 20, 2002 between Raffi Kesten and NDS Technologies Israel Limited

               [letterhead of the NDS Technologies Israel Limited]


                                                              Date: Oct 20, 2002

Mr. Raffi Kesten


Dear Raffi

                            Re: Employment Agreement


We are pleased to offer you a position in our company, upon the following terms:

1.       Tasks and obligations
         ---------------------

          1.1 Commencing on 1.5.1996 ("Day of Commencement of Employment"), you are employed in the company in the position of Senior Vice President and General Manager of NDS Israel Site. Your position is full-time and you report to your direct superior, Abe Peled.

               It is hereby clarified that the company may alter, at its absolute discretion, your aforesaid position.

          1.2 You are obligated to perform your tasks with devotion and loyalty to the company, and to dedicate your time and capabilities to performing your tasks in the company.

          1.3 You are obliged to inform, immediately and without delay, the manager of your department and/or the director of human resources, or the person appointed by them, about any matter or subject as to which you believe, or a likelihood exists, that you have or will have a personal interest and/or a conflict of interest with your position in the company and your obligations pursuant to this agreement.

          1.4 For the duration of this agreement, you will not be permitted to work at any other job or to be engaged in any other employment, whether or not for consideration, unless you receive the prior written approval of the manager of your department and the director of human resources; should approval be granted, you will act in accordance with the terms thereof.

               It is hereby clarified that such approval is not required in regards to membership in a house committee, parents committee, voluntary activity on behalf of the community, and such kinds of normal activity that are performed for no consideration and are not inconsistent with the welfare of the company.

          1.5 You undertake not to receive, either by yourself or by a person on your behalf, any monetary payment or other benefit from any person with whom you came in contact by virtue of performing your tasks in the company.

          1.6 You declare that you are not subject to any limitation, pursuant to agreement or otherwise, that restricts you from entering into this agreement and/or from being employed in the company in accordance with the terms of this agreement, and that you are entitled to enter into this agreement and undertake all the obligations set forth herein.

          1.7 You undertake to sign the Letter of Undertaking to Maintain Confidentiality, attached as Appendix A to this agreement. For the avoidance of doubt, it is hereby clarified that Appendix A constitutes an integral part of this agreement, and signing it constitutes a condition precedent for fulfillment of the entire agreement.

          1.8 You declare that you are aware that this agreement will apply to your employment in the company commencing on the date of your signature thereon, and that it replaces all agreements, understandings, consensual arrangements, and the like that preceded it.

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2.       Salary and accompanying benefits
         --------------------------------

         Your monthly salary will be as set forth in Appendix B, which is attached to this agreement and constitutes an integral part hereof. Likewise, you will be entitled to social benefits as set forth in Appendix B.

3.       Non-competition
         ---------------

          3.1 You hereby undertake that, during the period of your employment in the company, and for a period of six months from the time that you cease to work in the company, for whatever reason, you will not be engaged, directly or indirectly, whether alone or together with others, and whether in the context of any corporation and/or entity, in any employment that competes with or harms, directly or indirectly, a legitimate interest of the company or of a company affiliated with it, including any employment that is inconsistent, directly or indirectly, with your obligations pursuant to the Letter of Undertaking to Maintain Confidentiality that is attached hereto as Appendix A.

          3.2  You declare that you know that your obligations pursuant to section 3.1 above arise from your status in the company and in consideration of the tasks that you will perform in the company, including the fact that, in the context of the said tasks, you will be exposed to classified information of the company. Furthermore, you commit yourself to meet these obligations because your consent as set forth in section 3.1 above was taken into account in determining the special entitlements provided to you in this agreement.

4.       Intellectual property
         ---------------------

         Your declarations and undertakings pertaining to intellectual property rights are set forth in Appendix C, which is annexed to this agreement and constitutes an integral part hereof.

5.       Term of employment
         ------------------

          5.1  You will be employed for an undesignated period of time.

          5.2 The parties may terminate the agreement upon giving prior notice in accordance with the appointed times set forth in the Prior Notice of Dismissal and Resignation Law, 5761 - 2001 ("the Prior Notice").

          5.3 Notwithstanding the provisions of section 5.2 above, the company may terminate this agreement without giving prior notice if you commit an act that constitutes grounds for the company to dismiss you in circumstances that, pursuant to law, deny an employee the right to severance pay, in whole or in part, and/or if you commit a breach of trust towards the company and/or you perform your obligations pursuant to this agreement in a manner that harms or is liable to harm the company.

          5.4 In the event that your employment in the company is terminated, for whatever reason, you will transfer your tasks in an orderly manner to the person whom the company will so appoint, and you will instruct the individual to ensure his proper acclimatization as your replacement. The said transfer of tasks and instruction will be performed during the period of the Prior Notice, unless the company expressly notifies you in writing that it does not wish you to do so.

6.       Miscellaneous
         -------------

          6.1 The company will be entitled to set-off - from any amount that you are owed by the company pursuant to this agreement or otherwise - any amount that it is owed by you pursuant to this agreement or otherwise.

          6.2 This agreement expresses the entire contract between the company and you. All arrangements, representations, letters, or understandings that took place during negotiations on your joining the company and/or preceded the date of your signature on this agreement, inasmuch as they are not expressed explicitly in this contract, are without force or effect.

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          6.3  It is hereby clarified that the provisions of this agreement do not derogate from any right granted to you as an employee in the company as provided by any law, extension order, collective agreement, or employment contract (insofar as they vest you with such rights).



                                                      Sincerely,

                                                      Eliezer Kallai
                                                      HR Compensation & Benefits




                                  Confirmation

I confirm that I have read this letter, understood its contents, and agree thereto.


  Raffi Kesten
  ------------                            --------                     ---------
      Name              ID Number           Date                       Signature


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                                   Appendix A
                                   ----------
                                                       Date:   _________________

                           To: NDS Technologies Israel

                Letter of Undertaking to Maintain Confidentiality
                -------------------------------------------------

Whereas I am aware that in the context of my position as Senior VP of Operations and General Manager in your company, I shall come into contact and/or be provided with confidential information as defined below;

Accordingly, I the undersigned, Raffi Kesten hereby declare and undertake to you as follows:

1. I undertake to maintain absolute confidentiality and not to disclose and/or transfer, directly or indirectly, to any person and/or entity, any information and/or know-how related to the activities of the company and/or its affiliated companies and/or with their plans, including and without derogating from the aforesaid generality, any drawing, sketch, plan, formula specification, process related to research and/or development and/or survey and/or test and/or experiment, any document and/or information in connection with the company's products, the technology under development, production processes, professional secrets, commercial secrets, particulars about customers, marketing, distribution, publication, sales and discount techniques, particulars about company directors and/or employees, or any other information that I receive in connection with the company or its products (hereinafter: "the Confidential Information").

     For the avoidance of doubt, it is hereby clarified that the provisions of section 1 above and section 2 below does not apply to the transfer of Confidential Information to an employee of the company or to any third person when the transfer of the information is for the benefit of the company and is done for the purposes of performing my tasks in the company, all in accordance with the company's procedures and the instructions of my superior.

2. I undertake that I shall not forward and/or transfer, directly or indirectly, to any person and/or entity, any material and/or raw material and/or product and/or part of a product and/or sample and/or document and/or diskette and/or other medium for storing information and/or object that is photocopied and/or printed and/or duplicated, and the like that contains the Confidential Information, in whole or in part.

3. I shall not disseminate and/or cause others to gain knowledge of, whether by myself or through another person and/or anonymously, the contents of any official document, computer file and/or any confidential information that I receive as a result of my work in the company, and I shall not make any use, including duplication, production, sale, transfer, copying and distribution, of the Confidential Information, in whole or in part, unless I receive prior written permission to do so from the director of the company or from a person authorized to act on his behalf.

4. It is hereby clarified that my undertakings in sections 1-3 above will apply both for the duration of my employment in the company and following termination of my employment in the company, regardless of the reason of termination.

5. Immediately upon termination of my employment in the company, for whatever reason, I shall return to the company everything that I received as set forth in sections 1 and 2 above, and shall not retain in my possession any thing and/or copy and/or photocopy and/or document and/or material relating to the company or its products and/or which contains Confidential Information, in whole or in part.

6. In the event that I breach any of my undertakings set forth above, I shall be obliged to compensate you for any damages and/or expenses that you shall suffer as a result of the breach of my said undertakings, including legal expenses and attorneys' fees plus statutory V.A.T., and such obligation shall not derogate from any relief and/or remedy available to you pursuant to any law.

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7.   For the avoidance of doubt, it is clarified that this Letter of Undertaking is additional to the provisions of any law or agreement.

                          In witness whereof, I signed:


                            Raffi Kesten
                            ------------             ---------------------
                                Name                       Signature

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                                   Appendix B
                                   ----------

1.       Salary and accompanying benefits
         --------------------------------

          1.1 Your comprehensive gross annual salary will be $265,000 (two hundred sixty five thousand US dollars) ("the Salary").

               Whereas you are employed in a position [Administration F] that requires a special degree of personal trust [a position wherein the terms of your employment and its circumstances do not enable the company to supervise your work hours], the Work Hours and Rest Law, 5711 - 1951, or any law that amends or replaces it ("the Rest Law") do not apply to your employment in the company. Accordingly, you will not be entitled to payments in accordance with the Rest Law. For the avoidance of doubt, it is hereby clarified that the Salary has been determined such that it already includes within it a component to cover all the payments to which you would be entitled had the provisions of the Rest Law been applicable to you.

          1.2 The Salary will be paid to you in new shekels according to the representative exchange rate of the US dollar as published on the day the Salary is drawn up. The company will pay the Salary to you no later than the last day of each month for which the Salary is paid.

          1.3 For the avoidance of doubt, it is hereby clarified that since the Salary is linked to the US dollar, you will not be entitled to receive any additional amount to cover increases in the cost of living and/or any other Salary erosion supplements except as set forth in this agreement, whether according to a collective agreement, extension order, or any other source. In signing this agreement, you declare that you are aware that the company's consent to link your salary to the US dollar is made in exchange for and instead of the entitlement to supplements of any kind, as mentioned above.

          1.4 The Salary includes every payment owing to you by law for convalescence pay.

2.       Social benefits
         ---------------

          2.1 The company will make available to you a suitable car for your exclusive personal use, according to its discretion and as it will determine. You will bear the taxes imposed on the value of the benefit provided. The expenses entailed in using the car (except for fines for traffic offenses and parking tickets) will be reimbursed to you upon provision of the relevant proof of payment, all in accordance with the company's procedures. You undertake to conform to the company's procedures regarding caring for the car and allowing third persons to use it.

               You undertake to return the car to the company on the day that your employment in the company ceases, for whatever reason, or on the day of the commencement of Prior Notice (as the case may be), or at any other time that company management will determine. You hereby agree that you will not have any right to place a lien on the car.


          2.1 You will be entitled to annual vacation of 26 work days per year, in accordance with the company's existing vacation procedure.

          2.2 You will be entitled to sick pay as provided by law. For the avoidance of doubt, unused sick days may not be redeemed and will not entitle you to any monetary grant whatsoever.

          2.3 For the duration of your employment, you will be entitled to have moneys set aside for directors insurance, at the company's expense, in the following amounts -

               -    5% of the Salary for the provident fund component.

               -    8.33% of the Salary for the severance pay component.

               For your share, the company will deduct five percent of the Salary and transfer it to the said policy.

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              The company undertakes, as the case may be, to endorse to your favor the amounts that accumulated in the policy for the severance pay component in the event that your employment in the company should be terminated under circumstances in which you are entitled to severance pay pursuant to the Severance
              Pay Law. In the event that the said accumulated amount for the severance pay component is less than the amount of severance pay to which you are entitled pursuant to the Severance Pay Law, the company will pay you the difference, to the extent that you are entitled to severance pay pursuant to any law.

          2.4 You will be insured under the company's disability insurance policy, and the company will set aside for you, at its expense and at its discretion, up to 2.5% of the Salary to insure you under the said policy.

          2.5 For the duration of your employment, the company will set aside the following amounts to a continuing education fund that is recognized for income tax purposes:

               -        7.5% of your Salary, to be paid by the company.

               - 2.5% of your Salary, to be paid by you and set aside by the company.

               It is hereby clarified that the moneys that the company sets aside for the continuing education fund will be paid up to the maximum amount recognized by the income tax authorities, as revised from time to time, and the company will not reimburse you for any tax imposed on the moneys set aside for the said continuing education fund, insofar as such tax is imposed.

          2.7 It is hereby clarified that your social entitlements, including the entitlements mentioned in this section and your right to severance pay, insofar as they are applicable, will be calculated and derived from the Salary as defined in section 1.1 above, and from it alone.

3. Except for payments that are explicitly stated in writing to be otherwise, all payments of any kind that you receive from the company as set forth in this agreement will be gross amounts, and deductions therefrom will be made as required by law for all taxes and/or compulsory payments.


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                                   Appendix C
                                   ----------

          Declarations and Undertakings Regarding Intellectual Property
          -------------------------------------------------------------

1. Without derogating from the Company's rights under the Employment Agreement (hereinafter - the "Agreement") and pursuant to any law, you hereby declare, agree and undertake that all intellectual property rights arising in connection with your employment by the Company pursuant to the Agreement, as the term "Intellectual Property" is defined below (hereinafter - "Intellectual Property Rights"), will belong entirely and completely to the Company, that you have and shall have no right of any sort to such Intellectual Property Rights and the Company shall be entitled to make any use and/or legal disposition of them at its absolute discretion, including the registration thereof in its name. You undertake to take any action required in order to assign and/or register the rights in favor of the Company and/or in order to ensure the Company's rights in such Intellectual Property Rights and/or the enforcement thereof, including the execution of any documents, filing of applications for the registration of rights, their perfection, registration, transfer, assignment, proof, existence or enforcement, in Israel or abroad, during the term of the Agreement and thereafter.

2. For the purposes of this Appendix, the term "Intellectual Property" shall include all intellectual property rights, whether or not patentable, including without limitation, rights in algorithms, binary code, brands, business methods, computer programs, computer software, concepts, confidential information, firmware, composition of matter or materials, certification marks, collective marks, copyright, data, databases, designs, derivative works, discoveries, documents, file layouts, formulae, goodwill, idea, improvements, industrial designs, information, innovations, inventions, integrated circuits, know-how, logos, manufacturing information, mask works, materials, methods, moral rights, object code, original works of authorship, patents, patent applications, patent rights, including but not limited to any and all continuations, divisions, reissues, re-examinations or extensions, plans, processes, proprietary technology, reputation, research results, research records, semiconductor chips, service marks, software, source code, specifications, systems, techniques, trade secrets, trademarks, trade dress, trade names, trade styles, and technical information, and any rights analogous to the foregoing.

3. You hereby declare and undertake that you will cooperate with the Company in the implementation of its rights in any Intellectual Property Right that might be created in connection with your employment by the Company, including, without limitation, the development, assimilation and exploitation of such Intellectual Property Right.

4. You hereby declare and undertake that in the course of your employment you will comply with the provisions of any law, including laws pertaining to intellectual property.

5. You hereby undertake to indemnify the Company, within seven (7) days of its first demand, to the extent of any payment and/or damages and/or monetary debt and/or expense and/or loss that the Company may bear due to any allegation and/or claim directed at the Company in connection with your use and/or copying of documents and/or any other material that belongs to any other person and/or any infringement of copyright and/or any other Intellectual Property Rights, by you knowingly or due to negligence. The Company will inform you, soon after the date at which it was required to make such payment, of the demand, and will allow you to undertake the defense against such demand.

6. Without derogating from the provisions of this Appendix C, you undertake to execute, at the time of the execution of the Agreement, the Deed of Assignment attached hereto as Appendix C-1.

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7.   Should you breach any of your undertakings above, you will be obligated to compensate the Company for all damages and/or costs caused it by such breach, including court costs, attorney fees and legally required value added tax, all without derogating from any other remedy and/or relief available to the Company under any law.

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                         Appendix C-1 DEED OF ASSIGNMENT
                         -------------------------------

WHEREAS I the undersigned Raffi Kesten (the "Assignor"), will be employed by NDS Technologies Israel Ltd., company no. 3-126231-51, of 5 Shlomo Halevi St., Jerusalem (the "Assignee"), pursuant to an employment agreement signed between us on 24/10/02 (the "Occupation"); and

WHEREAS, the Assignee is desirous of obtaining all Intellectual Property Rights (as hereinafter defined) in, related to or resulting from the Occupation.

Intellectual Property Rights shall include all intellectual property rights, whether or not patentable, including without limitation, rights in algorithms, binary code, brands, business methods, computer programs, computer software, concepts, confidential information, firmware, composition of matter or materials, certification marks, collective marks, copyright, data, databases, designs, derivative works, discoveries, documents, file layouts, formulae, goodwill, idea, improvements, industrial designs, information, innovations, inventions, integrated circuits, know-how, logos, manufacturing information, mask works, materials, methods, moral rights, object code, original works of authorship, patents, patent applications, patent rights, including but not limited to any and all continuations, divisions, reissues, re-examinations or extensions, plans, processes, proprietary technology, reputation, research results, research records, semiconductor chips, service marks, software, source code, specifications, systems, techniques, trade secrets, trademarks, trade dress, trade names, trade styles, and technical information, and any rights analogous to the foregoing.

NOW THEREFORE, the Assignor does hereby assign to the Assignee, its successors, legal representatives and assigns, all the Assignor's rights, present and future, in, to and under the Intellectual Property Rights in the Occupation, to the extent that there are or might be such rights in favour of the Assignor (the "Rights Assigned"), including all rights, powers, privileges and immunities arising thereunder or conferred thereby, and all applications for intellectual or industrial property that may hereinafter be filed in respect of the Rights Assigned in any country or countries, and all divisions, renewals and continuations and continuations-in-part thereof, and all registrations that may be granted thereon and all extensions and reissues thereof, together with any and all rights of priority relating to the Rights Assigned and any registrations that may be granted thereon.

AND THE ASSIGNOR HEREBY authorizes and requests the Commissioner of Patents, Designs and Trademarks of the Israel, and any official of any other country or countries, whose duty it is to issue and record registrations on any application to register the Rights Assigned, to issue and record the same to and in the name of the Assignee, its successors, legal representatives and assigns, in accordance with the terms of this instrument;

AND THE ASSIGNOR HEREBY warrants that the Assignor has the full right to convey the Rights Assigned and the entire interest herein assigned in the Rights Assigned, and has not made, and will not make, any agreement in conflict herewith;

AND THE ASSIGNOR HEREBY further covenants and agrees that he will communicate to the Assignee, its successors, legal representatives and assigns, any facts known to him representing the Invention and/or the Rights Assigned, testify in any legal proceeding, sign all lawful papers, execute all divisional, continuing, reissue and foreign applications, make all rightful oaths, and generally do everything possible to aid the Assignee, its successors, legal representatives and assigns, to obtain and enforce proper protection for the Rights Assigned in all countries.



-------------      ------------------------------------    ---------------
Assignor           NDS Technologies Israel Ltd.            Date


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